Exhibit 4.23

ADDENDUM NO.2

TO

SHIPBUILDING CONTRACT NO.: 2013NYZ354GR

FOR

CONSTRUCTION OF ONE 82,000DWT BULK CARRIER (HULL NO.YZJ2013-1145)

THIS ADDENDUM NO. 2 is made on 29th May, 2015.

BETWEEN:

(1)	NAUTILUS INVESTMENT LIMITED, a company organized and existing under the Laws of the Republic of Marshall Islands with a registered office at, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter called the “Buyer”);

(2)	JIANGSU TIANCHEN MARINE IMPORT & EXPORT CO., LTD., a company organized and existing under the Laws of the People’s Republic of China with a registered office at Room 602, No. 260 Furong Road, Jiangyin City, Jiangsu Province, the People’s Republic of China (hereinafter called “JSTC”);

(3)	JIANGSU NEWYANGZI SHIPBUILDING CO., LTD., a company organized and existing under the laws of China with a registered office at 1# Lianyi Road, Jiangyin-Jingjiang Industrial Zone, Jingjiang City, Jiangsu Province, 214532, The People’s Republic of China (hereinafter called “JNSC”); and

(4)	JIANGSU YANGZIJIANG SHIPBUILDING CO., LTD., a corporation organized and existing under the laws of People’s Republic of China with a registered office at 38 Shiyugang Road, Jiangyin City, Jiangsu Province, the People’s Republic of China (Jiangsu Yangzijiang Shipbuilding Co., Ltd. and together with JSTC and JNSC hereinafter collectively called the “Seller”).

The Buyer and the Seller shall be referred to hereinafter as the Parties and each a Party.

WHEREAS:

(A)	The Buyer and the Seller entered into a shipbuilding contract dated 26 February 2014 as amended by an Addendum No.1 dated 11 April 2014 (the “Contract”) with respect to the construction of one (1) 82,000 Metric Tons Deadweight Bulk Carrier (the “Vessel”) with Hull No. YZJ2013-1145; and

(B)	BANK OF COMMUNICATIONS WUXI BRANCH of the People’s Republic of China as refund guarantor has issued the refund guarantee No. LGB6600201400025 dated 17 March 2014 in respect of the first instalment payable by the Buyer to the Seller under the Contract;

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(C)	The Buyer has paid to the Seller the first instalment of the Contract Price amounting to US$9,165,00.00 (United States Dollars Nine Million One Hundred and Sixty Five Thousand only); and

(D)	The Parties have agreed to amend and supplement the Contract to provide, among others and subject to the fulfilment of the terms herein, a delay of the Delivery Date (as such term is defined in the Contract) until 28 February 2016.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	The Contract shall, with effect on and from the date hereof be (and it is hereby) amended (and the Contract (as so amended) will be binding upon the Parties upon such terms as so amended):

1.1	By deleting in the fifth line of paragraph 1 of Article VII of the Contract the words “on or before June 30th, 2015, unless otherwise mutually agreed” and inserting in their place the words “on February 28th, 2016, or on such earlier date as the BUYER may designate at its option by providing the SELLER with 15 days’ prior notice. Following the notification by the BUYER to the SELLER of acceptance of the VESSEL in accordance with the provisions of paragraph 4 of Article VI of the Contract, the SELLER shall provide a suitable water area in the BUILDER’s Shipyard to lay-up the VESSEL safely afloat until on or before 28th of February 2016 at no extra cost whatsoever to the BUYER. In the event that the Buyer requests to obtain delivery of the VESSEL at any date after February 28th, 2016, an additional cost shall be payable by the BUYER to the SELLER at the time of delivery of the Vessel according to the extra costs list for postponed delivery No. YZJ2013-1145 attached hereto as Exhibit D (the “Extra Cost”). The SELLER shall have the right, after giving reasonable notice to the BUYER, to move the VESSEL to other safe and accessible anchorage/berths of the SELLER’s choice and at the SELLER’s cost.”

1.2	By deleting in paragraph 2 of Article VII of the Contract the words “The SELLER shall give the BUYER thirty (30) days prior written notice of the approximate date of delivery and seven (7) days prior written notice of the definitive date of delivery. Once the VESSEL is completed in accordance with the Contract and Specifications and is in all respects ready for delivery the BUILDER shall serve a notice to that effect on the BUYER.”

1.3	By deleting paragraph 6 of Article VII of the Contract in its entirety and inserting in its place the following:

“If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without justified reason, other than by way of exercising its options under paragraph 1 of Article VII of the Contract, the SELLER shall have the right to tender the VESSEL for delivery after compliance with all procedural requirements as above provided.”

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1.4	By inserting after paragraph 6 of Article VI of the Contract the following new paragraph 7:

“7. COMPLETION PROTOCOL AND SELLER’S OBLIGATIONS BEFORE DELIVERY

It is expected that the VESSEL shall be ready in all respects for delivery under this Contract on or before June 30th 2015, whereupon the SELLER and the BUYER shall execute a protocol in the form of Exhibit C (the “Completion Protocol”) subject to the VESSEL being fully completed in accordance with the Contract and the Specifications and after having obtained the Classification Society’s written confirmation that the VESSEL is according to its actual state of construction from a technical point of view ready for delivery.

During the period commencing on the date of the Completion Protocol and ending on the date that the VESSEL is actually delivered to and accepted by the BUYER:

(i)	the SELLER shall carry out all necessary procedures to safely lay-up the VESSEL in accordance with paragraph 1 of Article VII of the Contract and to duly maintain the VESSEL at all times and in all respects so that the VESSEL is tendered for delivery to the BUYER in accordance with the Contract and the Specifications;

(ii)	The BUYER shall have the right to inspect the VESSEL at all times by providing the SELLER with 3 days’ prior notice in order to verify her proper maintenance by the SELLER and her sound condition (including her cosmetic condition and painting scheme) . In the event that, during such inspection by the BUYER, any defects or damages of any kind whatsoever relating to the construction of the Vessel are discovered (including but not limited to any coating scheme damages), the SELLER shall have an obligation to repair such defects or damages upon request by the Buyer and at no cost to the Buyer prior to the VESSEL’S actual delivery. In case the duration of such repairs falls beyond February 28th, 2016, then the Extra Cost (as such term is defined in paragraph 1 of Article VII of the Contract) shall not be payable by the BUYER and the actual delivery of the Vessel shall take place immediately after such defects have been repaired to the satisfaction of the BUYER;

(iii)	The SELLER shall be responsible for compliance with the Makers’ lay-up procedure manual for any machinery and/or equipment where such a procedure manual is applicable;

(iv)	The SELLER shall keep the VESSEL fully and adequately insured at all times;

(v)	The BUYER shall not have the right to request from the SELLER a Trial Run or the dry-docking of the VESSEL;

During the period between the date when the BUYER has given notice to the SELLER under paragraph 1 of Article VII of the Contract of its intention to take delivery of the VESSEL and the date that the VESSEL is actually delivered to and accepted by the BUYER:

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(i)	The SELLER shall demonstrate to the VESSEL’s crew on board the operation of all machinery and equipment (including, in case of doubt, safety equipment) so that the good working condition of machinery and equipment can be verified to the satisfaction of the BUYER;

(ii)	The proper operation and performance of the propellers’ sound condition shall be demonstrated to the BUYER by the SELLER by means of trimming the VESSEL; and

(iii)	The SELLER shall procure that all certificates of the Vessel’s Classification Society shall be issued to reflect the actual date and year of execution of the Protocol of Delivery and Acceptance.”.

2.	This ADDENDUM NO.2 constitutes an integral part of the Contract. All other terms and conditions of the Contract, save those altered and changed by this ADDENDUM NO.2, shall remain unchanged and in full force and effect. In case of any conflict between the Contract and this ADDENDUM NO.2, this ADDENDUM NO.2 shall prevail.

3.	Unless otherwise specified in this ADDENDUM NO.2 or unless the context otherwise requires, all words and expressions defined in the Contract shall have the same meaning when used in this ADDENDUM NO.2.

4.	Save as amended or supplemented by this ADDENDUM NO.2, all other terms and conditions contained in the Contract shall remain in full force and effect and shall not be amended.

5.	This ADDENDUM NO.2 and any non-contractual obligations connected with it shall be governed by and construed in accordance with the laws of England. Any dispute arising out of or in connection with this ADDENDUM NO.2 between the parties hereto shall be resolved in accordance with Article XIII of the Contract.

6.	No term of this ADDENDUM NO.2 is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this ADDENDUM NO.2.

7.	This ADDENDUM NO.2 shall become effective upon signing by the Parties hereto.

For and on behalf of:	For and on behalf of:
NAUTILUS INVESTMENT LIMITED	JIANGSU TIANCHEN MARINE IMPORT & EXPORT CO., LTD.

By:	By:

For and on behalf of:	For and on behalf of:
JIANGSU YANGZIJIANG	JIANGSU NEWYANGZI
SHIPBUILDING CO., LTD.	SHIPBUILDING CO., LTD.

By:	By:

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EXHIBIT C: COMPLETION PROTOCOL

THIS COMPLETION PROTOCOL (hereinafter referred to as “PROTOCOL”) is made dated on _______________________________  (on or before June 30th, 2015).

BETWEEN:

(1)	NAUTILUS INVESTMENT LIMITED , a company organized and existing under the Laws of the Republic of Marshall Islands with a registered office at, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter called the “Buyer”);

(2)	JIANGSU TIANCHEN MARINE IMPORT & EXPORT CO., LTD., a company organized and existing under the Laws of the People’s Republic of China with a registered office at Room 602, No. 260 Furong Road, Jiangyin City, Jiangsu Province, the People’s Republic of China (hereinafter called “JSTC”);

(3)	JIANGSU NEWYANGZI SHIPBUILDING CO., LTD., a company organized and existing under the laws of China with a registered office at 1# Lianyi Road, Jiangyin-Jingjiang Industrial Zone, Jingjiang City, Jiangsu Province, 214532, The People’s Republic of China (hereinafter called “JNSC”); and

(4)	JIANGSU YANGZIJIANG SHIPBUILDING CO., LTD., a corporation organized and existing under the laws of People’s Republic of China with a registered office at 38 Shiyugang Road, Jiangyin City, Jiangsu Province, the People’s Republic of China (Jiangsu Yangzijiang Shipbuilding Co., Ltd., and together with JTSC and JNSC,. hereinafter collectively called the “Seller”).

WHEREAS:

The Buyer and the Seller entered into a shipbuilding contract dated 26th February, 2014, as amended from time to time (the “Contract”) with respect to the construction of one (1) 82,000 Metric Tons Deadweight Bulk Carrier (the “Vessel”) with Hull No. YZJ2013-1145.

NOW IT IS HEREBY AGREED as follows:

1.	Each of the Seller and the Buyer hereby acknowledges and agrees that the Vessel has been completed in accordance with the Contract, as amended from time to time, and the Specifications entered by and between the Buyer and the Seller.

2.	All other terms and conditions of the Contract as from time to time varied, novated, supplemented or amended shall remain unchanged.

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This PROTOCOL shall be governed by and construed in accordance with the Laws of England.

IN WITNESS WHEREOF the parties hereto have caused this PROTOCOL to be duly executed by their duly authorized officers or attorneys-in-fact on the day and year first above written.

SIGNED BY:

For and on behalf of:	For and on behalf of:
NAUTILUS INVESTMENT LIMITED	JIANGSU TIANCHEN MARINE IMPORT & EXPORT CO., LTD.

By:	By:

For and on behalf of:	For and on behalf of:
JIANGSU YANGZIJIANG	JIANGSU NEWYANGZI
SHIPBUILDING CO., LTD.	SHIPBUILDING CO., LTD.

By:	By:

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EXHIBIT D: FORM OF EXTRA COSTS

EXHIBIT D :The extra costs list of postponement delivery of HN1145

	Contract price	$30,550,000.00	prepayment	30%
			last payment	70%
NO.	Item	Delay Days	Unit Price (RMB)	Unit Price (USD)	Cost (USD)	Remark
1	Quay berth fee	243	110		US$1,003,470	RMB 110/m,Length 229m
2	Oil consumption for M/E、D/G & other main equipments			694	US$63,959	operate D/G、M/E & other main equipments 2 hours every 5 days, oil consumption 1.92t/ time, disel oil usd694/t,
3	insurance cost				US$23,714	0.115% of contract price
4	Refund Guarantee cost				US$21,966	0.09%/season
5	interests of final payment caused by postpone of delivery of vessel				US$711,857	5%/year
6	Mooring/unmooring and necessary shifting with tugs,riggers assistance	8 times		5900/time	US$47,200
7	Security and maintenance	243		$500/day	US$121,500
total					US$1,993,667
Daily cost of the postponement delivery					US$8,204

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